MERGER AGREEMENT


                                  BY AND AMONG


                          SPECIALTY CARE NETWORK, INC.,


                    MEDICAL REHABILITATION SPECIALISTS, P.A.


                                       AND


                               KIRK J. MAURO, M.D.


                              _______________, 1996

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

      1.  Definitions........................................................1

      2.  Basic Transaction..................................................3

            (a)  The Merger..................................................3
            (b)  The Closing.................................................3
            (c)  Actions at the Closing......................................3
            (d)  Effect of Merger............................................3

      3.  Representations and Warranties of MRS and MAURO....................4

            (a)  Organization, Qualification, and Corporate Power............4
            (b)  Capitalization..............................................4
            (c)  Authorization of Transaction................................4
            (d)  Noncontravention............................................4
            (e)  Subsidiaries and Investments................................5
            (f)  Financial Statement.........................................5
            (g)  Undisclosed Liabilities.....................................5
            (h)  Brokers' Fees...............................................5
            (i)  Material Contracts..........................................5
            (j)  Insurance; Malpractice......................................6
            (k)  No Changes Prior to Closing Date............................6
            (l)  Title; Condition............................................7
            (m)  Litigation..................................................7
            (n)  Permits and Licenses........................................7
            (o)  Tax Matters.................................................7
            (p)  Employee Benefit Plans......................................7
            (q)  Third-Party Relations.......................................8
            (r)  Compliance with Applicable Laws.............................8
            (s)  Employee Compensation.......................................9
            (t)  Environmental Matters.......................................9
            (u)  Healthcare Compliance.......................................9
            (v)  Fraud and Abuse............................................10
            (w)  Practice Compliance........................................10
            (x)  Rates and Reimbursement Policies...........................10
            (y)  Accounts Receivable........................................10
            (z)  Guaranties.................................................10
            (aa)  Powers of Attorney........................................11
            (bb)  Tangible Assets...........................................11
            (cc)  SCN Share Ownership; Investment Intent....................11
            (dd)  Full Disclosure...........................................12

      4.  Representations and Warranties of SCN.............................12

            (a)  Organization...............................................12
            (b)  Capitalization.............................................12
            (c)  Authorization of Transaction...............................12
            (d)  Noncontravention...........................................12
            (e)  Brokers' Fees..............................................12


                                        i
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                                                                           Page
                                                                           ----

            (f)  Private Placement Memorandum...............................12

      5.  Covenants.........................................................12

            (a)  General....................................................13
            (b)  Notices and Consents.......................................13
            (c)  Regulatory Matters and Approvals...........................13
            (d)  Operation of Business......................................13
            (e)  Full Access................................................14
            (f)  Notice of Developments.....................................14
            (g)  Exclusivity................................................14
            (h)  Collection of Accounts Receivable..........................14
            (i)  Payment of Expenses........................................14
            (j)  Completion of Schedules....................................14
            (k)  Corporate Authorization....................................14
            (l)  Malpractice Insurance......................................14
            (m)  Distribution of Excluded Assets............................15
            (n)  Establishment of Accruals..................................15
            (o)  Satisfaction of Indebtedness...............................15
            (p)  Accrued Vacation and Sick Time.............................15

      6.  Conditions to Obligation to Close.................................15

            (a)  Conditions to Obligation of SCN............................15
            (b)  Conditions to Obligation of MRS............................16

      7.  Items to be Delivered at or Prior to Closing......................16

            (a)  By MAURO or MRS............................................16
            (b)  By SCN.....................................................17

      8.  Termination.......................................................17

            (a)  Termination of Agreement...................................17
            (b)  Effect of Termination......................................18

      9.  Indemnification...................................................18

            (a)  Indemnification by MAURO...................................18
            (b)  Notice to MAURO; Opportunity to Defend.....................18
            (c)  General Indemnification by SCN.............................18
            (d)  Notice to SCN; Opportunity to Defend.......................19
            (e)  Survival...................................................19

      10.  Miscellaneous....................................................19

            (a)  No Third-Party Beneficiaries...............................19
            (b)  Entire Agreement...........................................19
            (c)  Succession and Assignment..................................19
            (d)  Counterparts...............................................19


                                       ii
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                                                                           Page
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            (e)  Headings...................................................19
            (f)  Notices....................................................19
            (g)  Governing Law..............................................20
            (h)  Amendments and Waivers.....................................20
            (i)  Severability...............................................20
            (j)  Expenses...................................................20
            (k)  Construction...............................................20
            (l)  Incorporation of Exhibits and Schedules....................21

      EXHIBIT 5(m) - Excluded Assets..................................5(m) - 1
      EXHIBIT 7(a)(iv) - Service Agreement........................7(a)(iv) - 1
      EXHIBIT 7(a)(vi) - MRS Opinion Letter........................7(a)(v) - 1
      EXHIBIT 7(b)(iii) - SCN Opinion Letter.....................7(b)(iii) - 1

                               MERGER AGREEMENT

      THIS MERGER AGREEMENT ("Agreement") is entered into this the _______ day of ____________, 1996, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN") and MEDICAL REHABILITATION SPECIALISTS, P.A., a Florida corporation ("MRS") and KIRK J. MAURO, M.D. ("MAURO"). SCN, MRS and MAURO are referred to collectively herein as the "Parties."

                             W I T N E S S E T H:

      WHEREAS, MRS is a Florida corporation which owns the assets which are used by and/or result from MAURO's practice of medicine;

      WHEREAS, MAURO is a medical doctor practicing medicine in the State of Florida;

      WHEREAS, this Agreement contemplates a tax-free merger of MRS with and into SCN in a reorganization pursuant to Code Section 368(a)(1)(A);

      WHEREAS, MAURO will receive capital stock in SCN in exchange for his capital stock in MRS;

      WHEREAS, the Parties anticipate that the Merger contemplated by this Agreement will further certain of their business objectives; and

      WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed as follows:

      1. Definitions.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

      "Delaware Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Effective Time" has the meaning set forth in Section 2(d)(i) below.

      "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

      "Florida Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Florida Business Corporation Act" means the Business Corporation Act of the State of Florida, as amended.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Hazardous Materials" has the meaning set forth in Section 3(t) below.

      "IRS" means the Internal Revenue Service.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Merger" has the meaning set forth in Section 2(a) below.

      "MRS Share" means any share of the issued and outstanding stock Common Stock, of MRS at the date of this Agreement.

      "MRS Stockholder" means Kirk J. Mauro, M.D.

      "MRS" has the meaning set forth in the preface above.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Practice Assets" has the meaning set forth in Section 3(l) below.

      "Private Placement Memorandum" means the confidential private placement memorandum of SCN dated November 27, 1996 relating to the offering of the SCN Shares under the Securities Act.

      "SCN Share" means any share of the Common Stock, $.001 par value per share, of SCN.

      "SCN" has the meaning set forth in the preface above.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surviving Corporation" has the meaning set forth in Section 2(a) below.

      2. Basic Transaction.

      (a) The Merger. On and subject to the terms and conditions of this Agreement, MRS will merge with and into SCN (the "Merger") at the Effective Time. SCN shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell, First Tennessee Building, Memphis, Tennessee 38103, commencing at 9:00 A.M. local time on the second business day following the day on which the last of the conditions set forth in Article VI have been fulfilled or waived, or such other date as the Parties may mutually determine (the "Closing Date").

      (c) Actions at the Closing. At the Closing, (i) MRS will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to MRS the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) SCN and MRS will file with the Secretary of State of the State of Delaware both Articles of Merger and a Plan of Merger in the form required by SCN's legal counsel (the "Delaware Articles of Merger"), and (iv) SCN and MRS will file with the Department of State of the State of Florida both Articles of Merger and a Plan of Merger in the form required by SCN's legal counsel (the "Florida Articles of Merger").

      (d) Effect of Merger.

            (i) General. The Merger shall become effective at the time (the "Effective Time") SCN and MRS file the Delaware Articles of Merger with the Secretary of State of the State of Delaware and file the Florida Articles of Merger with the Department of State of the State of Florida. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or MRS in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii) Certificate of Incorporation. The Certificate of Incorporation of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

            (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

            (v) Conversion of MRS Shares. At and as of the Effective Time, all of the issued and outstanding MRS Shares shall be converted into the right to receive a total of 243,833 SCN Shares (the ratio of 243,833 SCN Shares divided by the total number of MRS Shares outstanding is referred to herein as the "Conversion Ratio"). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of MRS Shares or SCN Shares outstanding. For all purposes, each SCN Share is agreed to have a value of $9.00 per share.

            (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      3. Representations and Warranties of MRS and MAURO. MRS and MAURO, jointly and severally, represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 and will be completed pursuant to Section 5(j).

      (a) Organization, Qualification, and Corporate Power. MRS is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Florida. MRS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by MRS makes such qualification necessary. MRS has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      (b) Capitalization. The entire authorized capital stock of MRS is set forth in Section 3(b) of the Disclosure Schedule. All of the issued and outstanding MRS Shares have been duly authorized and are validly issued, fully paid, and nonassessable. MAURO is the sole stockholder of MRS. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require MRS to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to MRS.

      (c) Authorization of Transaction. MRS has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of MRS, enforceable in accordance with its terms and conditions.

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which MRS is subject or any provision of the charter or bylaws of MRS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which MRS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). MRS is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) Subsidiaries and Investments. MRS does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture, or other entity.

      (f) Financial Statement. MRS has furnished SCN with unaudited balance sheets dated December 31, 1994 and 1995, and unaudited income statements for the twelve (12) month periods ending December 31, 1995, 1994 and 1993. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of MRS and fairly present the results of operations for the periods noted therein. The balance sheets of MRS delivered by MRS to SCN fairly present the financial condition of MRS at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of MRS, fixed or contingent, as of the date thereof.

      (g) Undisclosed Liabilities. MRS has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1995 and (ii) liabilities which have arisen after December 31, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (h) Brokers' Fees. MRS does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which MRS is a party:

            (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

            (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which MRS has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;

            (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of MRS's current or former directors, officers, and employees;

            (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

            (viii) any agreement pursuant to which MRS has advanced or loaned any amount to any of its directors, officers, and employees;

            (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of MRS; or

            (x) any other agreement (or group of related agreements) outside the ordinary course of MRS's business or operations the performance of which involves consideration in excess of $15,000.

MRS has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended through the Closing Date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order to execute and deliver this Agreement or to consummate the transaction contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) to MRS's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of MAURO, MRS and MRS's professional employees and all predecessor policies in effect since February 1, 1990. Except as set forth on Section 3(j) of the Disclosure Schedule (a) neither MRS, MAURO, nor its professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to MRS's business or property which has been denied by an insurance agency or carrier and (b) MRS, MRS's professional employees and MAURO have been continuously insured for professional malpractice claims during the same period. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by MRS, MRS's professional employees or MAURO during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of MRS, MRS's professional employees nor MAURO is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

      (k) No Changes Prior to Closing Date. Except as set forth in the Disclosure Schedule during the period from December 31, 1995 through the date hereof, MRS has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to MRS, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value, (vi) made any change in any method of accounting,
(vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

      (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of MRS (the "Practice Assets"). MRS has good and marketable title to, or leasehold interests in, all of the Practice Assets. Except as disclosed on Section 3(l) of the Disclosure Schedule, none of the Practice Assets is subject to a contract or other agreement of sale or subject to security interests, mortgages, encumbrances, liens (including income, personal property and other tax liens) or charges of any kind or character. Upon completion of the merger, SCN shall own or lease the Practice Assets free and clear of all liens and encumbrances, except as disclosed in Section 3(l) of the Disclosure Schedule or except as otherwise disclosed elsewhere in this Agreement.

      (m) Litigation. Except as set forth in Section 3(m) of the Disclosure Schedule, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or, to the Knowledge of MRS, threatened against, or affecting MRS or any of the Practice Assets, or any physician or other health care professional engaged or employed by MRS, and to the best of MRS and MAURO's Knowledge there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

      (n) Permits and Licenses. MRS and all physicians and other health care professionals engaged or employed by MRS have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of MRS's business; and are not in violation of any of said permitting or licensing requirements.

      (o) Tax Matters. Except as set forth in Section 3(o) of the Disclosure Schedule, MRS has filed or caused to be filed all federal, state and local tax returns which are required to have been filed by MRS, including all income, excise, franchise, and payroll tax returns, and MRS has paid or established an adequate accrual reserve for all taxes accrued through the Effective Time of the Merger and has otherwise complied with all federal, state, local and other tax laws applicable to it.

      (p) Employee Benefit Plans.

            (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by MRS (including all employers (whether or not incorporated) which by reason of common control are treated together with MRS and/or MAURO as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

            (ii) Status of Plans. MRS has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. MRS has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of MRS or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under
      Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of MRS to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the MRS by the PBGC. MRS has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of MRS.

            (iii) Contributions. Full payment has been made of all amounts which MRS is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which MRS is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. MRS has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

            (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the Knowledge of MRS, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

            (v) Transactions. MRS has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

            (vi) Other Plans. MRS presently does not maintain any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

            (vii) Documents. MRS has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

      (q) Third-Party Relations. MRS has not received any notice that any material patient, supplier, employer or associated physician intends to cease doing business with MRS.

      (r) Compliance with Applicable Laws. Except as set forth in Section 3(r) of the Disclosure Schedule, to MRS's Knowledge, MRS has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed in Section 3(r) of the Disclosure Schedule has a material effect on the operations of MRS. To MRS's Knowledge, neither MRS nor any physician associated with or employed by MRS has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency.

      (s) Employee Compensation. MRS has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all physician employees are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of certain of MRS's physician employees.

      (t) Environmental Matters.

            (i) Except as set forth in Section 3(t) of the Disclosure Schedule, MRS is in material compliance with all applicable Environmental Laws.

            (ii) MRS has not authorized or conducted nor does MRS have Knowledge of the disposal or release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by MRS.

            (iii) MRS has, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

            (iv) Except as disclosed in Section 3(t) of the Disclosure Schedule, MRS has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by MRS or, with respect to the Practice Assets or any property owned or leased by MRS (b) alleges that MRS is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by MRS, or (d) alleges that MRS is liable for any contamination of the environment, contamination of any property owned or leased by MRS, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

      (u) Healthcare Compliance. MRS is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. MRS is in compliance in all material respects with the requirements of all such third-party payors applicable thereto. MRS, its stockholders, and its physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

      (v) Fraud and Abuse. To MRS's Knowledge, MRS, MAURO and persons and entities providing professional services for MRS have not engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      (w) Practice Compliance. MRS is duly licensed as a medical practice and is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to MRS issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and after reasonable and independent inquiry and due diligence and investigation, MRS has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

      (x) Rates and Reimbursement Policies. The jurisdiction in which MRS is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by MRS. MRS does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. MRS has no Knowledge of any Applicable Law which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which MRS is located, which could have a material adverse effect on MRS or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at MRS or require MRS to obtain any necessary authorization which MRS does not currently possess.

      (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of MRS, as being due to MRS, as at the Closing Date have arisen in the Ordinary Course of Business; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since December 31, 1995 in the amount of accounts receivable or other debts due MRS, the allowances with respect thereto, or accounts payable of MRS from that reflected in the Balance Sheet previously delivered by MRS to SCN.

      (z) Guaranties. MRS is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

      (aa) Powers of Attorney. There are no outstanding powers of attorney executed by MRS, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

      (bb) Tangible Assets. MRS owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. To MRS's Knowledge, each tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

      (cc) SCN Share Ownership; Investment Intent.

            (i) Neither MRS nor MAURO owns, beneficially or otherwise, any SCN Shares.

            (ii) SCN Shares issuable in the Merger are being acquired by MAURO for investment and not with a view to the distribution thereof, and MAURO acknowledges and understands that the certificate(s) representing such SCN Shares will bear a legend in substantially the following form:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

            THE COMPANY WILL FURNISH THE HOLDER HEREOF INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATION APPLICABLE TO EACH CLASS AND THE VARIATIONS AND RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES OF STOCK ISSUED BY THE COMPANY (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES) UPON REQUEST IN WRITING AND WITHOUT CHARGE.

            (iii) MAURO represents and warrants as follows:

                  (A) MAURO is an "accredited investor" as defined under Rule
            501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  (B) MAURO has received and reviewed a copy of SCN's Private
            Placement Memorandum which contains certain information regarding SCN and its business. MAURO confirms that SCN has made available to him or to his representatives the opportunity to ask questions of SCN officers and directors and to acquire such information about the SCN Shares and the business and financial condition of SCN as MAURO has requested, which additional information has been received.

                  (C) In deciding to acquire SCN Shares pursuant to this
            Agreement, MAURO has consulted with his legal, financial, and tax advisers with respect to the Merger and the nature of the investment together with additional information concerning SCN set forth in the SCN Private Placement Memorandum and any additional information provided under subsection (B) above.

                  (D) MAURO has adequate means of providing for his current
            needs and personal contingencies and has no need for liquidity in his investment in SCN. MAURO, either alone or with his representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in SCN.

      (dd) Full Disclosure. No representation or warranty made by MRS in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      4. Representations and Warranties of SCN. SCN represents and warrants to MRS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

      (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Capitalization. As of the date of this Agreement, the entire authorized capital stock of the SCN consists of 50,000,000 SCN Shares, of which 11,045,015 SCN Shares are issued and outstanding and zero SCN Shares are held in treasury and 2,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

      (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject, or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

      (f) Private Placement Memorandum. The Private Placement Memorandum does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

      5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      (a) General. Each of the Parties will use its and his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of its parties to waive any condition precedent to his or its obligations to perform hereunder.

      (b) Notices and Consents. MRS will give any notices to third parties, and will use its best efforts to obtain any third party consents, that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

      (c) Regulatory Matters and Approvals. Each of the parties to this Agreement will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

            (i) General Corporation Law. SCN will call a special meeting of its Board of Directors as soon as practicable in order that the Board of Directors may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

            (ii) Tax Reporting. The Merger is intended to qualify as a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for income tax purposes in accordance with the foregoing.

      (d) Operation of Business. From the date of this Agreement through the Closing Date, MRS will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.
Without limiting the generality of the foregoing:

            (i) MRS will not authorize or effect any change in its charter or bylaws;

            (ii) MRS will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            (iii) MRS will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

            (iv) MRS will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (v) MRS will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (vi) MRS will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (vii) MRS will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

            (viii) MRS will not commit to any of the foregoing.

      (e) Full Access. Upon three (3) days prior notice, MRS will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to MRS during normal business hours. SCN will treat and hold as such any confidential information it receives from MRS in the course of the reviews contemplated by this Section 5(e), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to MRS all tangible embodiments (and all copies) thereof which are in its possession.

      (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Until the earlier of (i) March 31, 1997, or (ii) the Effective Time, MRS will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of MRS (including any acquisition structured as a merger, consolidation, or share exchange). MRS shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Collection of Accounts Receivable. MAURO agrees to cooperate with SCN in the collection of accounts receivable owned by MRS as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, MAURO agrees to execute the necessary documents and follow the necessary procedures as described in the Service Agreement attached hereto as Exhibit 7(a)(iv) to accommodate the collection of the accounts receivable in such manner.

      (i) Payment of Expenses. On or before the Effective Time, MRS shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

      (j) Completion of Schedules. The parties hereto acknowledge that this Agreement is being executed and delivered before the Disclosure Schedule has been completed and attached hereto. SCN therefore agrees that MRS and MAURO may complete the Disclosure Schedule and that said Disclosure Schedule may be attached hereto after the execution and delivery of this Agreement; provided, however, that the Disclosure Schedule shall be in form, substance and content acceptable to SCN in its sole discretion and shall be completed and delivered to SCN by MRS and MAURO on or prior to December 31, 1996. SCN shall have the right to terminate this Agreement at any time on or prior to March 31, 1996, in its sole discretion, based upon its review of the Disclosure Schedule furnished by MRS and MAURO and the documents, events, facts or other circumstances referred to therein. In the event that this Agreement is terminated pursuant to this
Section 5(j), neither party shall be obligated to the other, except as set forth in Section 8(b).

      (k) Corporate Authorization. By execution of this Agreement, MAURO agrees to vote his MRS Shares in favor of the Merger and to complete all other acts necessary to Close under this Agreement.

      (l) Malpractice Insurance. On or before the Effective Time, all physicians and employees of MRS must be covered by medical malpractice insurance and, if required by SCN, medical malpractice tail insurance to cover prior occurrences shall be procured by MRS.

      (m) Distribution of Excluded Assets. Prior to the Effective Time, MRS shall have distributed to MAURO all of the assets listed on Exhibit 5(m), which constitute the entirety of the assets owned by MRS not being acquired by SCN (the "Excluded Assets"). Additionally, with respect to Employee Benefit Plans, on or before the Effective Time, all Plans shall be transferred to a new entity controlled by MAURO, and the instrument of transfer shall provide that the new entity assumes all of the liabilities of the Plan, including, but not limited to, any current or future funding liabilities.

      (n) Establishment of Accruals. Prior to the Effective Time, MRS shall have established an adequate accrual reserve for payment of the taxes accrued with respect to the taxable periods or portion thereof ended as of the Effective Time of the Merger contemplated herein.

      (o) Satisfaction of Indebtedness. Prior to the Effective Time, MRS shall have caused the payoff of all liabilities owed to third-parties and all indebtedness owed to banks or other financial institutions or lenders or shall have caused the assumption thereof by a new entity organized by MAURO. MRS shall not be required to pay off accounts payable of MRS, not more than thirty (30) days old, and arising in the ordinary Course of Business, capital leases or purchase money obligations secured by assets of MRS.

      (p) Accrued Vacation and Sick Time. Prior to the Effective Time, MRS will satisfy and discharge any and all liabilities to any employee of MRS for accrued vacation time in excess of one week and accrued sick time in excess of one week.

      6. Conditions to Obligation to Close.

      (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) MRS shall have procured all of the third party consents specified in Section 5(b) above;

            (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (iii) MRS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
      (C) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of the MRS;

            (v) SCN shall have received the resignations, effective as of the Closing, of each director and officer of MRS other than those whom SCN shall have specified in writing at least five (5) business days prior to the Closing;

            (vi) all actions to be taken by MRS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SCN;

            (vii) the issuance of the SCN Shares to MRS or MAURO will not violate federal securities laws or the securities laws of any state of the United States;

            (viii) SCN and MRS shall have all licenses and permits necessary to operate their respective businesses;

            (ix) MRS and MAURO shall have taken all steps necessary to enable the Merger of MRS with and into SCN, including, if necessary, the conversation of MRS from a Florida Professional Corporation to a Florida Business Corporation;

            (x) SCN shall have completed and been satisfied with its due diligence review; and

            (xi) SCN's Board of Directors shall have approved the Merger in their sole and absolute discretion.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of MRS. The obligation of MRS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) This Agreement and the Merger shall have received approval of the SCN Board of Directors;

            (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
      (C) affect adversely the right of the Surviving Corporation to own the former assets of MRS.

      MRS may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

      7. Items to be Delivered at or Prior to Closing.

      (a) By MAURO or MRS. MAURO or MRS, as applicable, shall execute and deliver to SCN, prior to or at the Closing:

            (i) Certified resolutions of MRS authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

            (ii) The Florida Articles of Merger which shall be in the form required by SCN's legal counsel;

            (iii) Stock Certificates representing ownership of all shares of MRS, duly endorsed to SCN;

            (iv) A Service Agreement in the form attached hereto as Exhibit 7(a)(iv);

            (v) A Certificate duly executed by the President of MRS and MAURO stating as of the Closing Date, all representations and warranties are true, all covenants and agreements contained in the Agreement to be performed by MRS and MAURO have been performed or complied with and all conditions to closing have been complied with;

            (vi) An opinion from MRS's counsel in substantially the form attached hereto as Exhibit 7(a)(vi);

            (vii) A Specialty Care Network, Inc. Stockholder's Agreement;

            (viii) Counterpart signature pages to the Specialty Care Network, Inc. Stockholder's Agreement; and

            (ix) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

      (b) By SCN. SCN shall deliver to MRS at or prior to the Closing:

            (i) Stock Certificates representing the SCN Shares being issued to MAURO pursuant to Section 2(d)(v);

            (ii) The Delaware Articles of Merger in the form required by SCN's legal counsel;

            (iii) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 7(b)(iii);

            (iv) A Certificate, duly executed by the President of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

            (v) A Specialty Care Network, Inc. Stockholder's Agreement;

            (vi) A Service Agreement in the form attached hereto as Exhibit 7(a)(iv).

            (vii) Such other instruments as may be reasonably requested by MAURO in order to effect to or carry out the intent of this Agreement.

      8. Termination.

      (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (ii) SCN may terminate this Agreement by giving written notice to MRS at any time prior to the Effective Time (A) in the event MRS has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified MRS of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under
      Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement) or (C) in accordance with Section 5(j); or

            (iii) MRS may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, MRS has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from MRS breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach). Notwithstanding the foregoing, in the event the transaction contemplated by this Agreement does not close due to the fault of MRS or the MRS stockholder, then MRS agrees to reimburse SCN for seventy-five percent of SCN's out of pocket expenses, including but not limited to professional fees, related to the proposed transaction; provided, however, MRS's obligation to reimburse SCN shall not exceed fifty-six thousand two hundred fifty dollars ($56,250).

      9. Indemnification.

      (a) Indemnification by MAURO. MAURO agrees to and shall defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of MRS or MAURO set forth in this Agreement. MAURO shall not be liable to SCN for any claims against MAURO under this Section 9(a) unless and until the aggregate of all claims against MAURO exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00. Notwithstanding the foregoing provisions, the obligations of MAURO to indemnify SCN shall not exceed the fair market value (as determined under the Stockholders' Agreement) of the SCN Shares delivered to MAURO at the time of Closing.

      (b) Notice to MAURO; Opportunity to Defend. SCN agrees to give prompt notice to MAURO of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). MAURO may participate in and at his election, or at the request of SCN, assumes the defense of any such suit, action or proceeding at MAURO's expense. MAURO shall not be liable under Section 9(a) for any settlement effected without his consent of any claim, litigation or proceeding in respect of which indemnity may be sought under Section 9(a) which consent shall not be unreasonably withheld.

      (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless MAURO, his heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to MAURO for any claims against SCN under this Section 9(c) unless and until the aggregate of all claims against SCN exceeds the sum of $25,000.00, whereupon MAURO shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

      (d) Notice to SCN; Opportunity to Defend. MAURO agrees to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9(c). SCN may participate in and at its election, or at the request of MAURO, assumes the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

      (e) Survival. The representations and warranties of MAURO, MRS and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after two (2) years following the Closing Date. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

      10. Miscellaneous.

      (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to MRS:                              Copy to:

Kirk J. Mauro, M.D.                     Greg Klink
3050 O'Brien Drive                      Jones, Gregg, Creehan & Gerace
Tallahassee, Florida  32308             3000 Grant Building
Facsimile: (904) 656-4858               Pittsburgh, Pennsylvania 15219
                                        Facsimile: (412) 261-2652


If to SCN:                              Copy to:

Kerry R. Hicks, President               David T. Popwell, Esq.
Specialty Care Network, Inc.            Donelson, Bearman & Caldwell
44 Union Boulevard, Suite 600           165 Madison Ave, Suite 2100
Lakewood, Colorado  80228               Memphis, Tennessee 38103
Facsimile: (303) 716-1298               Facsimile: (901) 577-2303


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (h) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (j) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                   * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    SPECIALTY CARE NETWORK, INC.

                                    By:_____________________________________
                                    Title:__________________________________


                                    MEDICAL REHABILITATION SPECIALISTS, P.A.

                                    By:_____________________________________
                                          KIRK J. MAURO, President


                                    ________________________________________
                                    KIRK J. MAURO, M.D., Stockholder

                                 EXHIBIT 5(m)

                                Excluded Assets

"Excluded Assets" shall mean (i) employment or noncompete agreements between MRS and MAURO and those licensed medical individuals under contract with MRS to provide professional services to patients of MRS and claims arising thereunder;
(ii) all patient medical records and patient lists; (iii) all insurance policies of MRS and claims arising thereunder and all prepaid expenses on malpractice insurance premiums; (iv) the inventories, cash and Accounts Receivable disposed of, cancelled, expended or collected, as the case may be, by MRS after the date hereof and prior to the Closing in the Ordinary Course of Business and consistent with past practice; (v) personal property of individual physicians which is not included on the financial statements of MRS; (vi) MRS's Employee Benefit Plans and all liabilities related thereto; (vii) MRS's cash (other than any cash reserved for the payment of any accrued liabilities) on hand as of the Closing Date, (viii) MRS's third party provider agreements; (ix) all drugs owned by MRS; and (x) all notes to MRS from MAURO.


                                    5(m)-1

                               EXHIBIT 7(a)(iv)

                               Service Agreement



                                 7(a)(iv)-1

                               EXHIBIT 7(a)(vi)

                              MRS Opinion Letter

                                 See Attached.



                                 7(a)(vi)-1

                               EXHIBIT 7(b)(iii)

                              SCN Opinion Letter


                                 See Attached.



                                7(b)(iii)-1